CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-238901) on Form S-8 of our report dated May 20, 2022, which appears in this annual report on Form 11-K of the Donaldson Company, Inc. Retirement Savings and Employee Stock Ownership Plan for the year ended December 31, 2021.

/s/ Baker Tilly US, LLP
Minneapolis, Minnesota
May 20, 2022